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                                                                    EXHIBIT 99.1



                       [HOLLINGER INTERNATIONAL INC. LOGO]

FOR IMMEDIATE RELEASE

GRAHAM W. SAVAGE AND HON. RAYMOND G.H. SEITZ NAMED DIRECTORS OF HOLLINGER INTERNATIONAL, JOINING SPECIAL COMMITTEE OF THE BOARD

New York, New York, July 24, 2003 -- The Board of Directors of Hollinger International Inc. (NYSE: HLR) today announced that Graham W. Savage and the Honorable Raymond G.H. Seitz have been named Directors of the Company. They have also been appointed to the Special Committee of the Board, which is conducting a previously announced independent review and investigation.

Mr. Savage, 54, served for 21 years at Rogers Communications Inc., a major Toronto-based media and communications company. During his tenure at Rogers, where he was a member of the Board and executive management team, he held positions in areas ranging from finance and M&A to accounting and legal affairs. Mr. Savage is currently Chairman of Callisto Capital LP, a merchant banking firm based in Toronto. He is also a director of Canadian Tire Corp., and a member of several of its Board Committees, as well as a director of Vitran Corp., where he serves as Chairman of the Audit Committee. Mr. Savage has served on the boards and board committees of many public and private companies.

Ambassador Seitz, 62, was Vice Chairman of Lehman Brothers (Europe) until his retirement from the bank in April 2003. Prior to joining Lehman Brothers in 1995, he was American Ambassador to the Court of St. James's. Over a 28-year career in the U.S. Foreign Service, Ambassador Seitz served in posts in Canada, Africa and the United Kingdom. From 1982 to 1985 he was Executive Assistant to Secretary of State George Shultz. In 1989, President Bush nominated Ambassador Seitz as Assistant Secretary of State for Europe and Canada, a role he served in until his nomination to the London post in 1991. He has won several distinguished service awards, including the Presidential Award for Meritorious Service (in 1986 and 1988). Ambassador Seitz has served on several corporate boards and board committees and is currently a member of the Board of the Chubb Corporation and PCCW.

Gordon A. Paris, Chairman of the Special Committee of the Board, said, "We are delighted that Mr. Savage and Ambassador Seitz have joined Hollinger International's Board and the Special Committee. Their considerable experience, particularly as highly active directors of public



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corporations, will be of great value as we proceed in our review of the issues that have been raised. The Committee's work is underway and the scope of our review is quite broad. We look forward to reporting on our findings when our work is complete."

As previously announced, the Special Committee is being advised by Richard C. Breeden, a former Chairman of the U.S. Securities and Exchange Commission. The law firm of O'Melveny & Myers LLP is also assisting the Committee.

CONTACT:
Paul B. Healy
Vice President
Corporate Development and Investor Relations
Hollinger International Inc.
(212) 586-5666


Other

Hollinger International Inc. is a global newspaper publisher with English-language newspapers in the United States, Great Britain, and Israel. Its assets include The Daily Telegraph, The Sunday Telegraph and The Spectator magazine in Great Britain, the Chicago Sun-Times and a large number of community newspapers in the Chicago area, The Jerusalem Post and The International Jerusalem Post in Israel, a portfolio of new media investments and a variety of other assets.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe", "anticipate", "expect", "estimate", "project", "will be", "will continue", "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Hollinger International with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

              FOR MORE INFORMATION ON HOLLINGER INTERNATIONAL INC.,
                 PLEASE VISIT OUR WEBSITE AT WWW.HOLLINGER.COM.



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